Exhibit 10.24

ATRICURE, INC. 2023 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES
ATRICURE, INC. (the “Company”), pursuant to the 2023 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), hereby irrevocably grants you (the “Participant”), on _________, 2023 (the “Grant Date”) a forfeitable Restricted Stock Unit Award (the “Restricted Unit Award”) representing the right to receive shares of Company common stock, $.001 par value per share (“Common Stock”), subject to the restrictions, terms and conditions herein.
WHEREAS, the Participant is an employee of the Company or a Subsidiary.
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Restricted Stock Unit Award Agreement (including any Appendix attached hereto, the “Agreement”).
NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:
1.Terms and Conditions.
(a)Grant; Vesting.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant as of the Grant Date, a total of __________ restricted stock units (“Restricted Units”) which shall be credited in a book entry account established for the Participant until payment in accordance with Section 1(b). Subject to the other terms and conditions contained in this Agreement and the Plan, the restrictions on the Restricted Units shall lapse over the three years after the Grant Date (the “Restricted Period”) as follows: (i) with respect to one third of the Restricted Units, on the first anniversary of the Grant Date (the “First Vesting Date”); (ii) with respect to one third of the Restricted Units, on the second anniversary of the Grant Date (the “Second Vesting Date”); and (iii) with respect to one third of the Restricted Units, on the third anniversary of the Grant Date (the “Third Vesting Date”, and collectively with the First Vesting Date and the Second Vesting Date, the “Vesting Dates”). Restricted Units that have not yet vested pursuant to this Section 1(a) shall be forfeited automatically without further action or notice if the Participant ceases to be employed by the Company other than as provided below. Subject to the terms and conditions of the Plan, including without limitation, Section 14(b) of the Plan, all of the Restricted Units shall vest in full prior to the Vesting Dates upon the occurrence of any of the following: (A) the Participant dies while in the employ of the Company or a Subsidiary; (B) the Participant has a Disability that results in a separation from employment with Company or a Subsidiary; (C) the Participant satisfies the requirements for Retirement, including separation of service from the Company- or a Subsidiary; or (D) a Change in Control occurs. If an offer letter or employment agreement to which Participant is a party with the Company or a Subsidiary provides for vesting in other circumstances, such as the Company or a Subsidiary terminating Participant’s employment without Cause or Participant terminating employment for Good Reason, the terms and conditions relating to vesting in such offer letter or employment agreement shall apply.

(b)Payment; Share Ownership; Dividend Equivalents. The Company shall settle as soon as administratively possible after the applicable Vesting Date, any vested portion of the Restricted Unit Award by the payment to the Participant of one share of Common Stock (a “Share”) for each vested Restricted Unit, subject to any applicable tax withholding requirements. If the Participant is deemed a Specified Employee at the time of the Vesting Date, then such payment will be delayed until the earlier of the date that is six months following the Vesting Date and the Participant’s death. At no time prior to such Vesting Date shall the Participant be deemed for any purpose to be the owner of shares of Common Stock in connection with a Restricted Unit Award and the Participant shall have no right prior to applicable Vesting Dates to vote Shares in respect of the Restricted Unit Award.  However, the Participant shall possess dividend equivalent payment rights with respect to the Restricted Units granted pursuant to this Agreement as of the Grant Date.  Any dividend equivalent payment on the Restricted Units shall be based on the number of Restricted Units credited to the Participant as of the dividend record date and such credited dividend equivalent payment amount shall be paid in accordance with quarterly dividend declarations by the Board of Directors on the Common Stock. The Participant will not have any rights of a shareholder of the Company with respect to the Restricted Units until the delivery of the underlying Shares.  The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor.  No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
(c)Forfeiture.  Except as otherwise determined by the Committee in its sole discretion or as set forth in Section 1(a), the unvested portion of Restricted Unit Awards shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or its Affiliates for any reason.
2.Restrictive Covenant Agreement; Clawback; Incorporation by Reference.
(a)Restrictive Covenant Agreement.  This Restricted Unit Award is conditioned upon the Participant’s agreement to this Agreement and compliance with any applicable Restrictive Covenant and Confidentiality Agreement executed by the Participant in favor of the Company (“Restrictive Covenant Agreement”).
(b)Clawback/Forfeiture.  Notwithstanding anything to the contrary contained herein, the Restricted Unit Award may be forfeited without consideration if the Participant, as determined by the Committee in its sole discretion (i) engages in an activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company or any Affiliate, including without limitation, any Restrictive Covenant Agreement.  If the Participant engages in any activity referred to in the preceding sentence, the Participant shall, at the sole discretion of the Committee, forfeit the amount of Shares paid in respect of the Restricted Unit Award, including, without limitation, any and all Shares and dividend equivalents, and repay such to the Company.
(c)Incorporation by Reference.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of this Agreement shall control. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Unit Award. The number and kind of Shares deliverable pursuant to the Restricted Unit Award are subject to adjustment as provided in Section 12 of the Plan.
3.Compliance with Legal Requirements.  The granting and delivery of Restricted Unit Award, as applicable, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
4.Transferability.  No Restricted Unit Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
5.Section 280G. If any payment or benefit due under this Restricted Unit Award, together with all other payments and benefits that the Participant is entitled to receive from the Company or any of its Affiliates, would (if paid) constitute an “excess parachute payment” (as defined in Code Section 280G(b)(1)), the amounts otherwise payable under this Restricted Unit Award may, at the discretion of the Committee, be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company (or a related entity) by reason of Code Section 280G or result in an excise tax payable pursuant to Code Section 4999. The determination of whether any payment or benefit would (if paid or provided) constitute an “excess parachute payment” will be made by the Committee.
6.Miscellaneous.
(a)Waiver.  Any right of the Company contained in this Agreement may be waived in writing by the Committee.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)No Right to Employment.  Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without Cause at any time for any reason whatsoever.  Although over the course of employment terms and conditions of employment may change, the at-will term of employment of the Participant will not change. For purposes of this Agreement, the continuous employment of the Participant with the Company and its Affiliates shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company and its Affiliates, by reason of the transfer of the Participant’s employment among the Company and its Affiliates or a leave of absence approved by the Committee.

(d)Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(e)Relation to Other Benefits.  Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
(f) Taxes and Withholding.  To the extent that the Company or any of its Affiliates is required to withhold any federal, state, local, foreign or other tax in connection with the Restricted Units or dividend equivalent payments thereon pursuant to this Agreement, it shall be a condition to earning the award that the Participant make arrangements satisfactory to the Company or any of its Affiliates for payment of such taxes required to be withheld.  The Committee may, in its sole discretion, require the Participant to satisfy such required withholding obligation by surrendering to the Company a portion of the Shares earned by the Participant hereunder, and the Shares so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of surrender or in such other reasonable manner as determined by the Company.
(g)Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Participant.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, no amendment of the Plan or this Agreement shall adversely affect the rights of the Participant under this Agreement without the Participant's consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may be provided in the Plan.
(h)Section 409A of the Code.  It is intended that the Restricted Units shall be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The terms of this Agreement shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent.  Without limiting the foregoing, the Restricted Units shall not be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject the Participant to the additional tax imposed under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation that the Restricted Stock Units provided under this agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
(i)Entire Agreement.  This Agreement, the Plan and, if applicable, the Restrictive Covenant Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto; provided, however, the Participant understands that the Participant may have an existing agreement(s) with the Company, through prior awards, acquisition of a prior employer or otherwise, that may include the same or similar covenants as those in any Restrictive Covenant Agreement, and acknowledges that any Restrictive Covenant Agreement is meant to supplement any such agreement(s) such that the covenants in the agreements that provide the Company with the greatest protection enforceable under applicable law shall control, and that the parties do not intend to create any ambiguity or conflict that would release the Participant from the obligations the Participant has assumed under the restrictive covenants in any of these agreements, including any Restrictive Covenant Agreement.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.
(j)Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.
(l)Electronic Delivery.  The Participant consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the Chief Financial Officer of the Company, this consent shall be effective for the duration of the Agreement.  The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

The undersigned acknowledges that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) are available for viewing on the Company’s intranet site at www.atricure.com.  The Participant consents to receiving this Prospectus Information electronically, or, in the alternative, agrees to contact the Company’s Chief Financial Officer at (513) 755-4100 to request a paper copy of the Prospectus Information at no charge. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and accepts the Award described herein on the terms and conditions set forth in this Agreement and in the Plan.

By accepting this Agreement through the online acceptance tool on E-Trade website, the Participant agrees to all of the terms and conditions in this Agreement and the Plan.

ATRICURE, INC.
By:______________________
Michael H. Carrel
President & Chief Executive Officer
By:______________________
Angela L. Wirick
Chief Financial Officer
PARTICIPANT
_________________________
Name:

APPENDIX
ATRICURE, INC. 2023 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-U.S. Employees)
This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to the Participant if the Participant resides in one of the countries listed herein.  The Appendix forms part of the Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and the Plan.
This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 1, 2008.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the Restricted Units or sells the shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, the information contained herein may not be applicable to the Participant.
Australia
Settlement of RSUs. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, this grant of RSUs does not provide any right for you to receive a cash payment and RSUs are payable in Shares only.
Securities Law Information. If you acquire Shares under the Plan and you offer such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligation prior to making any such offer.
Belgium
No country-specific terms apply.
Canada
Employee Tax Treatment
For Canadian federal income tax purposes, the RSU is intended to be treated as an agreement by the Company to sell or issue shares to the Employee and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, the Participant will be considered to have received an employment benefit at the time of settlement of the vested RSUs equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at source.
Settlement

Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.
Foreign Share Ownership Reporting
If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations.  Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.
Securities Law Notice
The security represented by the Agreement was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. Participant acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the RSUs and the underlying Shares will be subject to an indefinite hold period and that the RSUs and the underlying Shares are subject to restrictions on their transfer pursuant to such applicable securities legislation. Participant further acknowledges that (i), unless permitted under applicable securities legislation, the Participant is not permitted to transfer the RSUs or the underlying Shares before the date that is 4 months and a day after the later of (a) the date of this Agreement and (b) the date the Company became a reporting issuer (as such term is defined under applicable securities legislation) in any province of territory in Canada; (ii) the certificates representing the RSUs and the underlying Shares will bear the legend required by applicable securities legislation indicating that the resale of such securities is restricted; and (iii) the Participant has been advised to consult the Participant's own legal counsel for full particulars of the resale restrictions applicable to the Participant.
Quebec: Consent to Receive Information in English
The following applies if you are a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

France
Exchange Control Information.  The Participant must comply with the exchange control regulations in France.  The Participant may hold stock outside of France, provided the Participant declares any bank or stock account opened, held or closed abroad to the French tax authorities on an annual basis.  Furthermore, the Participant must declare to the customs and excise authorities any cash or securities the Participant imports or exports without the use of a financial institution when the value of the cash or securities exceeds €7,600 outside of the European Union.

Germany
Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If the Participant uses a German bank to effect a cross-border payment in excess of €12,500 in connection with the sale of shares acquired under the Plan, the bank will make the report for the Participant.  In addition, the Participant must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.  Finally, the Participant must report, on an annual basis, shares that exceed 10% of the total voting capital of the Company.
Hong Kong
Delivery of Shares.  This provision supplements Section 5 of the Award Agreement:
Shares received under the Plan are accepted as a personal investment. In the event the Restricted Stock Units vest and shares of stock are paid to Participant within six months of the Grant Date, Participant agrees that he or she will not dispose of the shares acquired prior to the six-month anniversary of the Grant Date.
Securities Law Information.  Securities Warning: This offer of Restricted Stock Units and the shares to be issued pursuant to the Award is not a public offer of securities and is available only for Plan Participants. The Award Agreement, including this Appendix, the Plan and other incidental Award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the Award documentation been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each eligible Plan Participant and the Company and may not be distributed to any other person. If you are in any doubt about any of the contents of the Award Agreement, including this Appendix, or the Plan, you should obtain independent professional advice.
Nature of Scheme.  The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
Italy
Data Privacy Consent.
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and any Subsidiary may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, and shares or directorships held in the Company or any Subsidiary, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). The Participant also understands that providing the Company with the Data is necessary for the performance of the Plan and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is AtriCure, Inc., 7555 Innovation Way, Mason, Ohio 45040, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is _______________ with registered offices at___________________________, Italy. The Participant understands that the Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. The Participant understands that the Data may also be transferred to the independent registered public accounting firm engaged by the Company. The Participant further understands that the Company and/or any Subsidiary will transfer the Data among themselves as necessary for the purpose of implementing, administering or managing the Participant’s participation in the Plan, and that the Company or Subsidiary may each further transfer the Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of the Data to a broker or other third party with whom the Participant may elect to deposit any Shares acquired at vesting of the RSUs. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete the Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan. The Participant understands that the Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously where possible, that comply with the purposes for which the Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations with specific reference to Legislative Decree no. 196/2003. The processing activity, including communication, the transfer of the Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, for example but not by way of limitation, access, delete, update, correct or terminate, for legitimate reason, the Data processing. Furthermore, the Participant is aware that the Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative with the Company.
Plan Document Acknowledgment. By accepting the RSUs, the Participant acknowledges that (1) the Participant has received a copy of the Plan, the Agreement and this Appendix; (2) the Participant has reviewed those documents in their entirety and fully understands the contents thereof; and (3) the Participant accepts all provisions of the Plan, the Agreement and this Appendix. The Participant further acknowledges that the Participant has read and specifically and expressly approves, without limitation, the following sections of the Agreement: No Right to Employment; Taxes and Withholding; Data Privacy; as replaced by the above consent; Governing Law.
The Netherlands
Securities Law Information. In the event the Participant acquires shares from the Company pursuant to the vesting or payment of the RSUs, it is prohibited for the Participant to ubsequently offer such shares to the public in the Netherlands unless a prospectus approved by the Dutch Authority for the Financial Markets (Autoritiet Financiele Markten),  in accordance with the Prospectus Directive (2003/71/EC), as amended and implemented in the Netherlands, is made generally available or unless an exemption to the aforementioned prospectus requirement applies under Dutch law.
The Participant must comply with all applicable local securities laws when offering acquired shares to the public. Before any offer (or invitation to offer) of the shares is made the Participant must obtain expert advice from a legal advisor in order to ensure compliance with local securities laws. Breach of securities laws may lead to considerable administrative penalties and/or imprisonment.
New Zealand
Securities Law Notice
This is an offer of Restricted Stock Units in AtriCure, Inc. AtriCure shares give you a stake in the ownership of AtriCure. You may receive a return if dividends or dividend equivalents are paid. If AtriCure runs into financial difficulties and is wound up, shareholders will only be paid after all creditors have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.  The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
RSUs may not be transferred other than by will or by the laws of descent or distribution, subject to the terms of the RSU Agreement. If you receive shares upon vesting of RSUs, you may sell such shares, subject to any applicable insider trading laws or other regulations and any other trading restrictions imposed by AtriCure. AtriCure shares are traded on NASDAQ. This means you may be able to sell them on the NASDAQ if there are interested buyers. You may get less than you invested. The price will depend on the demand for the AtriCure shares.
Singapore
Securities Law Notice
This grant of the RSU and the Common Stock to be issued upon vesting of the RSU shall be made available only to an employee of the Company or its Subsidiary, in reliance of the prospectus exemption set out in Section 173(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore. In addition, you agree, by your acceptance of this grant, not to sell any Common Stock within six months of the date of grant. Please note that neither this Agreement nor any other document or material in connection with this offer of the RSU and the Common Stock thereunder has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.
Director Reporting
If you are a director or shadow director of the Company or an affiliate, you may be subject to special reporting requirements with regard to the acquisition of shares or rights over shares. Please contact your personal legal advisor for further details if you are a director or shadow director.
Exit Tax / Deemed Exercise Rule
If you have received RSUs in relation to your employment in Singapore, please note that if, prior to the vesting of your RSUs, you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on your unvested RSUs on a “deemed exercise” basis, even though your RSUs have not yet vested.  You should discuss your tax treatment with your personal tax advisor.
Spain
Foreign Share Ownership Reporting
If you are a Spanish resident, your acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities.  These requirements change periodically, so you should consult your personal advisor to determine the specific reporting obligations. Currently, you must declare the acquisition of Shares to DGPCIE for statistical purposes. You must also declare the ownership of any Shares with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8. In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, you may be required to report such transactions and accounts to the Bank of Spain.  The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities. If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000.  Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.
United Kingdom
Terms and Conditions
Withholding taxes.  This provision supplements the Award.
The Participant agrees that if the Participant does not pay or the Employer or the Company does not withhold from the Participant the full amount of income tax that the participant owes due to the vesting of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days of the Taxable Event, or such other period specified in Section 222(1) (c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Participant to the Employer, effective 90 days after the Taxable Event.  The Participant agrees that the loan will bear interest at the then current rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by the Participant, and the Company and/or Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Participant by the Employer, by withholding in shares issued upon vesting and settlement of the RSU’s or from the cash proceeds from the sale of shares or by demanding cash or a cheque from the Participant.  The Participant also authorizes the Company to delay the issuance of any shares to the Participant unless and until the loan is repaid in full.
Notwithstanding the foregoing, if the Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply.  In the event that the Participant is an officer or executive director and income tax is not collected from or paid by the Participant within 90 days of the Taxable Event, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable.  The Participant acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 11 of the Award.  However, the Participant is also responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.
Restricted Stock Units payable in shares.  Notwithstanding any discretion in the Plan or anything to the contrary in the Award, Restricted Stock Units granted to the Participant in the United Kingdom does not provide any right for the Participant to receive a cash payment; the Restricted Stock Units are payable in shares only.